As filed with the U.S. Securities and Exchange Commission on June 17, 2026

Registration No. 333-291748

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.2

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Kaixin Holdings

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Complex Building Room 211, 18 Dong Quan Avenue,

Luoyang Town, Taishun County,

Wenzhou, Zhejiang Province

People’s Republic of China

(Address and telephone number of Registrant’s principal executive offices)

Registrants Global LLC

715 Todville Road, Unit A

Seabrook, Texas 77586

+1 (281) 316-5869

(Name, address, and telephone number of agent for service)

With a copy to:

Yu Wang
Han Kun Law Offices LLP
Rooms 4301-10, 43/F., Gloucester Tower

The Landmark

15 Queen’s Road Central, Hong Kong
+852 6386 1503

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to the provisions of Rule 429 under the Securities Act, the prospectus contained in this registration statement also relates to the Company’s registration statements on Form F-3 (File No. 333-272954). Upon effectiveness, this registration statement will also act as a post-effective amendment to such earlier registration statements.

EXPLANATORY NOTE

The registrant is filing a single prospectus in this registration statement pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 429 under the Securities Act, the prospectus included herein is a combined prospectus which relates to:

(i)	the offering and sale of up to an aggregate of US$296,000,000 of, together or separately, our class A ordinary shares with a par value of US$20.25 per share (“Ordinary Shares”), preferred shares, debt securities, warrants, rights, and units, or any combination, which are currently registered and remain unsold under the Company’s registration statement on Form F-3 (File No. 333-272954) with the U.S. Securities and Exchange Commission (the “SEC”), which was subsequently declared effective by the SEC on August 22, 2023; and

(ii)	the offering and sale from time to time by the selling security holders identified below of up to 43,415,633 Ordinary Shares in this registration statement (including 199,572 Ordinary Shares, 11,049,637 Ordinary Shares issuable upon the exercise of 11,049,637 warrants, 2,000,000 Ordinary Shares issuable upon the conversion of 2,000 convertible Series F Preferred Shares, 12,800,000 Ordinary Shares issuable upon the conversion of 12,800 convertible Series G Preferred Shares, 7,366,424 Ordinary Shares issuable upon the conversion of 7,366 convertible Series H Preferred Shares, and 10,000,000 Ordinary Shares issuable upon the conversion of 10,000 convertible Series I Preferred Shares).

Pursuant to Rule 429 under the Securities Act, this registration statement, which is a new registration statement, also constitutes a post-effective amendment to the Prior Registration Statement, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	DATED June 17, 2026

PROSPECTUS

Up to US$ 296,000,000 of

Class A Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

And

Up to 43,415,633 Class A Ordinary Shares Offered by the Selling Securityholders

Kaixin Holdings

We may, from time to time, in one or more offerings, offer and sell of up to US$296,000,000, together or separately, of our Class A ordinary shares of par value $20.25 each of the Company (the “Ordinary Shares”), preferred shares, debt securities, warrants, rights, and units, or any combination thereof as described in this prospectus, previously registered pursuant to our registration statement on Form F-3 (File No. 333-272954), or Prior Registration Statement, as amended, which we filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 11, 2023, and was declared effective by the SEC on August 22, 2023. Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), this prospectus updates the Prior Registration Statement and includes the Ordinary Shares previously registered by us pursuant to such Prior Registration Statement. In this prospectus, references to the term “securities” refer collectively to our Ordinary Shares, preferred shares, debt securities, warrants, rights, and units.

In addition, selling securityholders named in this prospectus or their transferees may, from time to time in one or more offerings, offer and sell of up to an aggregate of 43,415,633 of our Ordinary Shares, that may be issued by us to the selling securityholders identified in this prospectus under “Selling Shareholders” (including (i) 199,572 Ordinary Shares, (ii) 2,000,000 Ordinary Shares issuable upon the conversion of 2,000 convertible Series F Preferred Shares, (iii) 12,800,000 Ordinary Shares issuable upon the conversion of 12,800 convertible Series G Preferred Shares, (iv) 7,366,424 Ordinary Shares issuable upon the conversion of 7,366 convertible Series H Preferred Shares, (v) 10,000,000 Ordinary Shares issuable upon the conversion of 10,000 convertible Series I Preferred Shares, and (vi) 11,049,637 Ordinary Shares issuable upon the exercise of 11,049,637 warrants). We will not receive any proceeds from the sale of our securities by our selling securityholders, but we may pay certain registration and offering fees and expenses associated with the registration and sale of those securities. See “Selling Securityholders.”

We may, from time to time, offer and sell these securities and selling securityholders may, from time to time, offer the securities through public or private transactions, directly or through one or more underwriters, dealers, brokers and agents, on or off the Nasdaq Capital Market, or Nasdaq, at prevailing market prices or at privately negotiated prices. If any underwriters, dealers, brokers or agents are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the name of the underwriter, dealer, broker or agent and any applicable commissions or discounts. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

This prospectus provides a general description of the securities we or the selling securityholders may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Ordinary Shares in any 12-month period so long as the aggregate market value of our outstanding Ordinary Shares held by non-affiliates remains below $75,000,000. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is approximately 26.62 million based on the closing price of $4.99 per Ordinary Share on June 15, 2026 and 5,333,870 Ordinary Shares held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Ordinary Shares are listed on Nasdaq under the symbol “KXIN.” On June 15, 2026, the last reported sale price of ordinary shares on Nasdaq was US$4.99 per ordinary share.

Our Holding Company Structure

Kaixin Holdings is not an operating company in China, but a Cayman Islands holding company. We conduct our operations in mainland China through our PRC subsidiaries. As used in this prospectus, “we”, “us”, “our Company”, “the Company” or “our” refers to Kaixin Holdings (formerly known as Kaixin Auto Holdings), a Cayman Islands company and its subsidiaries. Investors of our ordinary shares are not purchasing equity interest in our operating entities in China but instead are purchasing equity interest in a Cayman Islands holding company. The chart below sets forth our corporate structure and identifies our subsidiaries and their subsidiaries, as of the date of this prospectus:

Kaixin Holdings Organizational Chart
Kaixin Holdings(Cayman)
100%
Overseas
Jet Sound Hong Kong Company Limited (Hong Kong)
100%
33.3%
Zhejiang Kaixin Auto Co., Ltd.
Anhui Kaixin New Energy Vehicles Co., Ltd.
100%
Zhejiang Kaixin Auto Co., Ltd. Beijing Branch
100%
Zhejiang Ordinary Smile Auto Sales Co., Ltd.
100%
Zhejiang Kaixin Auto Co., Ltd. Ningde Branch
Domestic

Permissions Required from the PRC Authorities for Our Operations

We face various legal and operational risks and uncertainties associated with being based in or having our operations primarily in mainland China and the complex and evolving PRC laws and regulations. For instance, we face risks associated with regulatory approvals on offerings conducted overseas by and foreign investment in China-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. These risks could result in a material adverse change in our operations and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks related to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China.” of our annual report for the year ended December 31, 2025 filed with the Securities and Exchange Commission on April 7, 2026 (the “Annual Report”).

The PRC government has significant authority in regulating our operations and may intervene or influence our operations at any time, which could result in a material adverse change in our operations and the value of our securities. The PRC government has recently indicated its intent to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. Such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For example, anti-monopoly regulators in mainland China have promulgated new anti-monopoly and competition laws and regulations and strengthened the enforcement under these laws and regulations. There remain uncertainties as to how the laws, regulations and guidelines recently promulgated will be implemented and whether these laws, regulations and guidelines will have a material impact on our business, financial condition, results of operations and prospects. If any non-compliance is identified by relevant authorities, we may be subject to fines and other penalties. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The Chinese government may exert substantial influence over the manner in which we must conduct our business activities. We are required to file with the CSRC within 3 working days after the subsequent securities offering is completed and we might face warnings or fines if we fail to fulfill related filing procedure. We may become subject to more stringent requirements with respect to matters including cross-border investigation and enforcement of legal claims” of our Annual Report.

Currently, we are not required to file for a cybersecurity review by the CAC for our past issuance of securities to foreign investors and maintaining our listing status on the Nasdaq, since a company already listed in a foreign stock exchange before promulgation of the latest Cybersecurity Review Measures is not required to file for a cybersecurity review by the CAC to maintain its listing status on the foreign stock exchange on which its securities have been listed. In terms of CSRC filings, according to the Trial Measures, among other things, a domestic company in mainland China that seeks to offer and list securities on overseas markets (either in direct or indirect means) shall fulfill the filing procedures with the CSRC as per requirement of the Trial Measures. Even though we are not required to complete the filing procedures with the CSRC for our historical issuance of securities, we may be required by the Trial Measures to file with the CSRC in connection with future securities offerings and listings outside of mainland China, including follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities. There remain substantial uncertainties about the interpretation, application and implementation of the laws and regulations relating to the CSRC filing and CAC cybersecurity review. If we fail to obtain any requisite approvals with respect to future offerings of our equity securities to foreign investors, or if we inadvertently conclude that such approvals are required or not required, or if the applicable laws, regulations or interpretations thereof change and we become subject to the requirement of additional permissions or approvals in the future, our ability to execute our financing and equity offering plans may be significantly limited or completely hindered. We cannot assure you that we will be able to obtain such permissions or approvals in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could impede our efforts to improve our liquidity or expand our business operation, and we cannot assure you that there will not be material negative impacts on our financial condition and result of operations, or a significant decline in the value of our ordinary shares. Furthermore, we cannot assure you that authorities of mainland China will not promulgate new laws to further regulate the listing of our ordinary shares, or impose new compliance obligations for us to maintain the listing of our ordinary shares. Certain of our actions in relation to our overseas listing may also constitute a violation of the PRC Securities Law or other relevant laws, and as a consequence, subject us to penalties, including without limitation fines, limitations on our ability of financing activities, or the suspension or termination of certain aspects of our business operations, which may in turn result in substantial difficulty for us to maintain our listing overseas. Any measures taken by the PRC authorities to regulate or exert more control over securities offerings conducted overseas and foreign investments in China-based issuers may limit or hinder our ability to offer or continue to offer securities to investors, and the price of our ordinary shares may decline significantly, leading to a material adverse effect on the value of investments in our ordinary shares by investors.

As of the date of this prospectus, we and our PRC subsidiaries have received from relevant PRC authorities all requisite licenses, permissions, approvals or certificates needed for operations in China, and no permission or approval has been denied. As of the date of this prospectus, our Company and the subsidiaries have not been involved in any investigations or review initiated by any PRC regulatory authority, not has any of them received any inquiry, notice or sanction for the business operation, accepting foreign investment or listing on the Nasdaq Stock Market. We are required to continue to comply with the provisions of the laws, regulations and policies of mainland China for the operations of our subsidiaries in mainland China and we remain subject to the supervision of the relevant regulatory authorities of mainland China. However, since these statements and regulatory actions are newly published, it is uncertain what future impact such modified or new laws and regulations will have on our daily business operations, the ability to accept foreign investments and our continued listing on the Nasdaq Stock Market. Given the uncertainties of interpretation and implementation of laws and regulations and the enforcement practice by government authorities, we may be required to obtain additional licenses, permits, filings or approvals for our business and operations in the future. We cannot assure you that we will be able to obtain, in a timely manner or at all, or maintain such licenses, permits or approvals, and we may also inadvertently conclude that such permissions or approvals are not required. Any lack of or failure to maintain requisite approvals, licenses or permits applicable to us or our PRC subsidiaries may have a material adverse impact on our business, results of operations, financial condition and prospects, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or become worthless.

Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ordinary shares. For more details, see “Item 3. Key Information - D. Risk Factors - Risks Related to Doing Business in China - Uncertainties with respect to the interpretation and enforcement of PRC laws, rules and regulations could adversely affect us” of our Annual Report.

Cash and Asset Flows through Our Organization

Kaixin Holdings transfers cash to its wholly-owned Hong Kong subsidiaries, by making capital contributions or providing loans, and the Hong Kong subsidiaries transfer cash to the PRC subsidiaries by making capital contributions or providing loans to them.

In addition, the majority of our subsidiaries and their PRC subsidiaries receive income in RMB. Shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. In addition, under the PRC laws and regulations, our PRC subsidiaries and their subsidiaries are also subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. We have no operations outside of PRC, and cash generated from operations in the PRC may not be available for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us, or our subsidiaries by the PRC government to transfer cash. In addition, remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by SAFE. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE as long as certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The Chinese government may also, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” and “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure – Investing in our securities is highly speculative and involves a significant degree of risk as we are a holding company incorporated in the Cayman Islands. To the extent cash or assets in the business are in the mainland China/Hong Kong or a mainland China/Hong Kong entity, funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company or its subsidiaries by the PRC government to transfer cash or assets.” of our Annual Report.

For the years ended December 31, 2023, 2024 and 2025, no dividends or distributions were made to Kaixin by our subsidiaries. Under the PRC laws and regulations, our PRC subsidiaries and VIEs are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by SAFE. Furthermore, cash transfers from our PRC subsidiaries to entities outside of China are subject to PRC government control of currency conversion. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. For risks relating to the fund flows of our operations in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” of our Annual Report.

For the years ended December 31, 2023, 2024 and 2025, no assets other than cash were transferred through our organization. Although we do not have a formal cash management policy in place that dictates how funds shall be transferred between the Company, our subsidiaries or investors, cash transfers are made among the entities based on business needs in compliance of relevant PRC laws and regulations.

Kaixin has not declared or paid any cash dividends, nor does it have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Item 8. Financial Information — A. Consolidated Statements and Other Financial Information — Dividend Policy”. For the Cayman Islands, PRC and U.S. federal income tax considerations applicable to an investment in our ordinary shares, see “Item 10. Additional Information — E. Taxation” of our Annual Report.

The Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act (the “HFCAA”) was enacted on December 18, 2020, as amended by the Consolidated Appropriations Act, 2023. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over- the-counter trading market in the U.S.

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in: (i) mainland China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and Ministry of Finance, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S. law.

On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations completely of PCAOB- registered public accounting firms headquartered in mainland China and Hong Kong in 2022. The PCAOB vacated its previous determinations issued in December 2021 accordingly. As of the date of this annual report, the PCAOB has not issued any new determination that it is unable to inspect or investigate completely registered public accounting firms headquartered in any jurisdiction. As a result, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCAA for the fiscal year ended December 31, 2025 after we file our annual report on Form 20-F for such fiscal year. On December 29, 2022, the Consolidated Appropriations Act, 2023, was signed into law, which amended the HFCAA (i) to reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not have complete access to inspect or investigate a company’s auditors. As it was originally enacted, the HFCAA applied only if the PCAOB’s inability to inspect or investigate because of a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCAA now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located. However, whether the PCAOB will be able to continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA.

Our current auditor, Onestop Assurance PAC (“Onestop”), the independent registered public accounting firm that issue the audit reports included elsewhere in this prospectus, is registered with the PCAOB. The PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Onestop Assurance PAC is headquartered in Singapore and, as of the date of this prospectus, is not included in the list of PCAOB Identified Firms in the PCAOB Determination Report issued in December 2021. See “Item 3. Key Information – D. Risk Factors – Risks Related to Doing Business in China - If the PCAOB is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our shares. A trading prohibition for our shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors, if any, would deprive our investors of the benefits of such inspections.” of our Annual Report.

Kaixin has not declared or paid any cash dividends, nor does it have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Item 8. Financial Information — A. Consolidated Statements and Other Financial Information — Dividend Policy” on page 93 of our most recent annual report on Form 20-F for the fiscal year ended December 31, 2025. For the Cayman Islands, PRC and U.S. federal income tax considerations applicable to an investment in our ordinary shares, see “Item 10. Additional Information — E. Taxation” on page 102 of our Annual Report.

We have experienced and may continue to experience price volatility in our Ordinary Shares. See related risk factors in our Annual Report on Form 20-F.

Investing in our securities involves risks. See “Risk Factors” beginning on page 8 of this prospectus and risk factors set forth in our Annual Report on Form 20-F, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 17, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. The term registration statement means the Prior Registration Statement and any and all amendments including the schedules and exhibits to the Prior Registration Statement and this registration statement, which is combined with the Prior Registration Statement pursuant to Rule 429 under the Securities Act.

Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $296,000,000. The selling securityholders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes the Company and our securities. The selling securityholders named in this prospectus may use the shelf registration statement to sell up to an aggregate of 43,415,633 Ordinary Shares through any means described in the section entitled “Plan of Distribution” beginning on page 23 of this prospectus.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. Neither we nor the selling securityholders have authorized anyone to provide you with additional or different information. Neither we nor the selling securityholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. Neither we nor the selling securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security, unless we indicate otherwise. Our business, financial condition, results of operations and/or prospects may have changed since those dates.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“Business Combination” are the transactions contemplated by the share exchange agreement dated as of November 2, 2018 by and among CM Seven Star Acquisition Corporation, KAG and Moatable, pursuant to which we acquired 100% of the equity interests of KAG from Moatable on April 30, 2019;

●	“China” or the “PRC” are to the People’s Republic of China and “mainland China” refers to the People’s Republic of China, excluding Hong Kong, Macau and Taiwan;

●	“Dealerships” are to our dealership businesses operated by special purpose holding companies in which we possess majority ownership and voting control;

●	“Dealership Outlets” are to retail premises operated by our Dealerships;

●	“Haitaoche” are to Haitaoche Limited;

●	“Haitaoche Acquisition” are to the transaction closed on June 25, 2021 in which Kaixin issued to shareholders of Haitaochean aggregate of 74,035,502 ordinary shares of Kaixin in exchange of 100% share capital of Haitaoche;

●	“Hong Kong” or “HK” are to the Hong Kong Special Administrative Region of the PRC;

●	“Jieying Legal Representative” are to the former legal representative of Anhui Xin Jieying Auto Retail Co., Ltd., Mr. XiaoleiGu;

●	“KAG” are to Kaixin Auto Group, our wholly-owned subsidiary acquired from Moatable;

●	“Kaixin”, “we”, “us”, “our company” or “our” are to Kaixin Holdings (formerly known as Kaixin Auto Holdings), our Cayman Islands holding company and its subsidiaries;

●	“PRC subsidiaries” are to our subsidiaries incorporated in mainland China;

●	“Ordinary Shares” are to our Class A Ordinary Shares, par value US$20.25 per share (as retroactively adjusted to reflect the 1-for-30 share consolidation approved by (i) the shareholders of the Company at the annual general meeting held on September 13, 2025 with the exact ratio to be determined by the board of directors of the Company and (ii) the board of directors of the Company by way of written board resolutions dated September 20, 2025 to fix the share consolidation ratio at 1-for-30);

●	“Moatable” are to Moatable, Inc. (formerly known as Renren Inc.);

●	“PRC subsidiaries” are to our subsidiaries incorporated in mainland China;

●	“RMB” or “Renminbi” are to the legal currency of China;

●	“Shanghai Auto” are to Shanghai Renren Automotive Technology Group Co., Ltd., our wholly-owned PRC subsidiary;

●	“US$”, “U.S. dollars”, “$” or “dollars” are to the legal currency of the United States;

●	“U.S. GAAP” are to accounting principles generally accepted in the United States; and

●	“Variable interest entity”, “VIE” or “VIEs” are to our historical variable interest entities, Shanghai Qianxiang Changda Internet Information Technologies Development Co., Ltd. (“Qianxiang Changda”), Anhui Xin Jieying Auto Retail Co., Ltd.(“Anhui Xin Jieying”, former name as Zhejiang Jieying Auto Retail Co., Ltd. and Shanghai Jieying Auto Retail Co., Ltd.),Ningbo Jiusheng Automobile Sales and Services Co., Ltd. (“Ningbo Jiusheng”), and Qingdao Shengmeilianhe Import Automobile Sales Co., Ltd. (“Qingdao Shengmeilianhe”), which were no longer in a contractual arrangement with us since the completion of the disposal of Renren Finance Inc, on October 27, 2022 by KAG. VIEs were 100% owned by PRC citizens and a PRC entity owned by PRC citizens, and are consolidated into our consolidated financial statements for the period till the completion of the disposal of Renren Finance Inc, which was later named as Shanghai Wuxiajindongxue Technology Co., Ltd, in accordance with U.S. GAAP as if they were our wholly-owned subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus may contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2025. These risks and uncertainties include factors relating to:

●	our goals and growth strategies;

●	our future business development, results of operations, and financial condition;

●	expected growth of the PRC automotive and related industries;

●	our expectations regarding the demand for, and market acceptance of, our products and services;

●	our expectations regarding our relationships with distributors, customers, suppliers, strategic partners and other stakeholders;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	other factors that may affect our financial condition, liquidity, and results of operations;

●	other risk factors discussed under “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2025; and

●	assumptions underlying or related to any of the foregoing.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events. You are cautioned to consider these and any other factors that are discussed in the section entitled “Risk Factors” elsewhere in this prospectus, in our most recent annual report on Form 20-F, and in any prospectus supplement or documents we incorporate by reference into this prospectus. These risks are not exhaustive. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus.

PROSPECTUS SUMMARY

Our Holding Company Structure

Kaixin Holdings is not an operating company in China, but a Cayman Islands holding company. We conduct our operations in mainland China through our PRC subsidiaries. As used in this Annual Report, “we”, “us”, “our Company”, “the Company” or “our” refers to Kaixin Holdings (formerly known as Kaixin Auto Holdings), a Cayman Islands company and its subsidiaries. Investors of our ordinary shares are not purchasing equity interest in our operating entities in China but instead are purchasing equity interest in a Cayman Islands holding company. The chart below sets forth our corporate structure and identifies our subsidiaries and their subsidiaries, as of the date of this prospectus:

As of the date of this prospectus, we have no VIEs in the PRC and we conduct our operations exclusively through our wholly-owned subsidiaries. Historically, as a Cayman Islands holding company, we conduct our operations in China through our PRC subsidiaries and the VIEs. To mitigate the uncertainties in our corporate structure and exert full control on our operating entities, we transferred operations in the VIEs to our wholly-owned entities and disposed of Renren Finance, Inc, which was our wholly-owned subsidiary that contractually controls the VIEs. As a result, all VIEs were disposed as of October 27, 2022.

Business Overview

The Company is primarily engaged in the sales of domestic and imported automobiles in the PRC. We are committed to providing superior car purchase and ownership experiences to our customers. Our passion and professionalism build trust and long-term customer loyalty.

We are an auto sales company in China. As of December 31, 2025, we had one Dealership covering the major market in China. On average, our Dealership operators have over ten years of experience in the car sales industry. We provide car buyers in China with access to a wide selection of used vehicles across our network of Dealerships, with a focus on premium brands, such as Audi, BMW, Mercedes-Benz, Land Rover, Bentley, Rolls-Royce, and Porsche.

China is the world’s largest automotive market both in demand and supply in 2025. On June 25, 2021, we closed the Haitaoche Acquisition. Haitaoche is a China-based merchant for domestic and imported automobiles. The manufacture and distribution of automobiles are undergoing significant changes in China, which are expected to create new opportunities and business models. Haitaoche strives to become a leading automobile retail platform in China. In addition to maintaining its domestic and imported new car sales business, it plans to expand into electronic vehicles and other business areas. Haitaoche aims to enter into strategic cooperation agreements with multiple electronic vehicle manufacturers in China and serve a wider group of distributors and consumers.

We sourced, marketed, and sold approximately 525, nil, and nil vehicles to customers across China in 2023, 2024 and 2025, respectively.

We are actively looking for opportunities to expand into the business area of electronic vehicles. We set up the New Energy Vehicles Department in 2021 and delivered the new NEV prototype to our customers at the end of 2022. We released our new energy vehicle strategic plan on December 1, 2021, and we target to quickly expand our new energy vehicle team and start developing commercial new energy vehicles for intra-city and inter-city logistics applications in the initial stage.

Value Propositions to Car Buyers

We provide integrated online and offline sales channels to car buyers, aiming to create a superior and convenient vehicle purchase experience. We provide high-quality photos of the vehicles we sell from multiple angles, allowing consumers to browse our inventory online and attract them to physically visit our Dealership Outlets. Our offline presence with professional sales staff and a comprehensive showroom experience provides convenience to the buyers, who typically want to view the car in person, understand its history, take it for a test drive and establish trust before making a purchase.

Our nationwide inventory, which undergoes our inspection process and reconditioning process for quality assurance, is optimized based on market insights into popular models and pricing trends through our technology systems. Our customer support specialists are available to answer customers’ questions that arise throughout the process. At every transaction milestone, we strive to provide the level of customer service that makes purchasing a car an enjoyable and memorable experience.

Our Businesses

Kaixin have pioneered an innovative business model, under which it had obtained control of Dealerships across China, providing them with an integrated technology system, centralized operational control and management, a unified brand and capital support. Kaixin primarily generate revenues from sales of new and used cars. Of the Dealerships’ total revenues in 2023, 2024 and 2025, revenues from auto sales accounted for 100%, 0% and 0% respectively. Following the consummation of the Haitaoche Acquisition in June 2021, our car sales business gradually resumed operations in the majority of the Dealership locations, which complement the new car sales in the Haitaoche business unit. During 2022, the Company terminated cooperation with several dealerships that underperformed against our expectations and downsized our dealerships network to three dealerships.

Our Dealership Network

As of December 31, 2025, we had one Dealership. Our network of Dealerships is focused primarily on tier 2 and below cities, where we believe the mix of cost structure, consumers’ demand and opportunity for growth is most favorable.

Dealership Evaluation and Selection Process

In expanding our network of Dealerships, we carefully consider potential markets and conduct a systematic evaluation of each potential new site, using a scoring system that we have developed internally. In our scoring system, we consider a number of factors in the area served, including:

●	location, nature and quality;
●	population density;
●	age distribution and average disposable income of consumers;
●	spending patterns, dining habits and frequency of consumers;
●	locations of other car dealerships;
●	estimated customer traffic;
●	structure of the dealership, including availability of showroom and parking space; and
●	rental costs, lease economics and estimated return on investments.

Management of Dealerships

We have adopted an operating model for our auto sales business, which we believe aligns the economic interests of our Dealerships with our overall business. We provide capital, a unified brand, technology system and operational coordination to our Dealerships, in which we retain majority control. Under this model, all of the cash flows, operational activities and financial and accounting recordkeeping across our Dealerships are centrally managed. We believe that our dealership model promotes customer loyalty and provides significant operational advantages, by introducing standard practices, such as operational rules, legal documentation and processes. It also creates a common culture to promote bonding and buy-in among our direct employees, dealers and other workers.

Our internal team for Dealership management is responsible for development and expansion of our Dealership network. One of their responsibilities is to monitor the compliance with the operational obligations for the management of our Dealerships. In the event that the operating obligations as agreed in the equity purchase agreement are not fulfilled, we are entitled to recourse against the seller of the Dealership or terminate the equity purchase agreement. We also have the option to terminate the equity purchase agreement in certain circumstances, including but not limited to, the death or incapacity of the seller, issues of integrity or criminal conviction of the seller, material default by the seller, or our failure to complete an initial public offering within three years following signing of the relevant equity purchase agreement due to third-party reasons or force majeure. A seller may suspend or terminate Dealership services voluntarily or involuntarily due to various reasons, including our failure to complete an initial public offering within three years following entry into the relevant equity purchase agreement for reasons other than third-party reasons or force majeure. In connection with the Business Combination, we entered into amendment agreements with Dealership operators in January 2019 pursuant to which it was confirmed that the Business Combination qualifies as an initial public offering, that shares payable to the Dealership operators as consideration shall be adjusted to reflect the earnout and indemnification arrangements in the Business Combination, and that Moatable will be responsible for settling contingent obligations to Dealership operators.

Our relationships with our Dealerships are described in further details below under “—Certain Legal Arrangements — Legal Arrangements with Dealerships”.

Entry into the NEV Market

By integrating the operations and resources of Haitaoche with the used car dealership business, we are currently engaged in the sales of both new and used, domestic and imported automobiles and will be actively looking for opportunities to expand into the business area of electronic vehicles. We released our new energy vehicle strategic plan on December 1, 2021, and we target to quickly expand our new energy vehicle team and start with developing commercial new energy vehicles for intra-city and inter-city logistics applications in the initial stage. Reference is made to the Form 6-K which the Company filed with SEC on August 26, 2021, the Company has reached a binding term sheet to acquire 100% equity interest of Yujie through new share issuance. Yujie is a Chinese electronic vehicles (“EV”) manufacturer specialized in small size multi-function EVs. On September 26, 2022, the Company signed a binding acquisition term sheet with Wuxi Morning Star Technology Co., Ltd. (“Wuxi Morning Star”), who manufactures and operates the POCCO EVs. According to the term sheet, the Company intends to acquire 100% equity interest of Wuxi Morning Star through new share issuance and makes it a wholly owned subsidiary (the “Wuxi Morning Star Acquisition”). As consideration for the Wuxi Morning Star Acquisition, the Company agreed to issue ordinary shares of Kaixin to the shareholders of Wuxi Morning Star Morning Star with market value of 100 million as determined by the average of the closing prices of last five trading days before the entering date of Share Purchase Agreement. On November 2, 2022, the Company signed a share purchase agreement with the shareholders of Morning Star Auto Inc. (“Morning Star”), to acquire 100% equity interest of Morning Star by issuing 100 million ordinary shares of Kaixin. Morning Star owns 100% equity interest of Wuxi Morning Star and 40% equity interest of Yujie. On August 22, 2023, the acquisition of Morning Star completed, after which Kaixin owns all assets and business operations related to POCCO EVs, which constitutes big progress toward Kaixin’s successful transformation into a new energy vehicle manufacturing company. In December 2024, the Company disposed of Morning Star.

Legal Agreements with Dealerships

We have entered into a series of legal arrangements with our Dealerships and other related parties since 2021, which are generally designed for the compliance with PRC laws and regulations and for value-added tax optimization purposes. Revenue for 2022 and 2023 was primarily generated from transactions under these agreements and we expect future revenue from automobile sales to be primarily generated from transactions under these ancillary agreements.

The following is a summary of the typical key terms of the agreements which we entered into in connection with our auto sales operations since 2021. We may depart from these terms from time to time based on local conditions, counterparty’s demands, tax or regulatory considerations or other reasons.

●	Used Vehicle Purchase Agreement. Pursuant to the agreement among the owner of a used car as seller, the Jieying Legal Representative as purchaser, and a Dealership employee, as registered owner:

o	The Jieying Legal Representative is to purchase the used car and register it in the name of a designated employee of the relevant Dealership.
o	Anhui Xin Jieying provides technology consulting services and operational management system services to the Jieying Legal Representative, who in turn pays service fees to Anhui Xin Jieying.

●	Used Car Agency Services Agreement. Pursuant to the agreement between the Jieying Legal Representative and the relevant Dealership:

o	The Dealership entrusts Jieying Legal Representative to purchase, sell, manage, repair and show used cars on its behalf.
o	The Jieying Legal Representative is to complete the transfer procedures for the purchase and sale of automobiles.

●	Vehicle Consignment Agreement. Pursuant to the agreement between the Jieying Legal Representative, as principal, and a Dealership employee, as agent:

o	The Jieying Legal Representative authorizes the Dealership employee to purchase a vehicle on his or her behalf.
o	The Jieying Legal Representative authorizes the Dealership employee to register such Dealership employee as the named transferee of the vehicle and the owner of the vehicle, while the Jieying Legal Representative retains legal ownership of the vehicle.
o	When the vehicle is sold by the Jieying Legal Representative, the Dealership employee is responsible to handle third-party transfer procedures in a timely manner.

●	Loan and Service Agreement. Pursuant to the agreement between the Jieying Legal Representative, as borrower, and Anhui Xin Jieying, as lender:

o	Anhui Xin Jieying provides loans to the Jieying Legal Representative for purchasing used cars.
o	Proceeds from the used cars sold by the Jieying Legal Representative on behalf of Anhui Xin Jieying are used in their entirety to repay the loan. Proceeds in excess of the principal are designated as a service fee paid to Anhui Xin Jieying from the Jieying Legal Representative.

●	Used Vehicle Sales Agreement. Pursuant to the agreement among the Jieying Legal Representative, as seller, a customer, as purchaser, a designated Dealership employee, as the registration transferor, and the Dealership, as service provider:

o	When the Jieying Legal Representative sells a used car to the customer, the automobile registration is transferred from the Dealership employee to the customer. The sale proceeds are transferred to the account designated by the management of Anhui Xin Jieying.
o	Anhui Xin Jieying provides technology consulting services and operational management system services to the Jieying Legal Representative, who in turn pays service fees to Anhui Xin Jieying, which are deducted from the proceeds of the car sales.

To illustrate, when we source an automobile pursuant to a Used Vehicle Purchase Agreement, the seller is entitled to payment for the car, and the legal title is transferred to the Jieying Legal Representative, with the registration in the name of a Dealership employee. The Jieying Legal Representative is authorized to enter into this purchase agreement pursuant to the Used Car Agency Services Agreement, and the Dealership employee similarly is authorized to enter into the agreement pursuant to the Vehicle Consignment Agreement. Funds are paid by Anhui Xin Jieying through the Dealership to the seller of the car.

When a used car is sold, the Jieying Legal Representative transfers the legal ownership to the purchaser, while the Dealership employee completes the registration transfer from his or her name to the name of the purchaser. The proceeds are remitted to Anhui Xin Jieying.

Based on the agreements, neither the Jieying Legal Representative nor the Dealership employee bears any risk of loss or has any future economic benefits. Neither party ever places their own funds at risk and any potential losses resulting from the purchase and sale of the car are borne by Anhui Xin Jieying. Similarly, neither of these individuals is able to benefit from the expected increase in the price of the car resulting from completion of sale to a third-party customer; all of the future economic benefit is remitted directly to Anhui Xin Jieying. Additionally, Anhui Xin Jieying effectively controls the entire process starting from the purchase of the car, including from whom to purchase a car, the purchase price, and ultimately the sale of the car to a third party. In addition, Anhui Xin Jieying has the sole discretion as to which Jieying Legal Representative will enter into the Loan and Service Agreement with Anhui Xin Jieying and to which Dealership employee that it will assign to complete the registration of the car. Furthermore, it is within Anhui Xin Jieying’s sole power to redirect the Loan and Service Agreement, title and registration of the car.

Settlement arrangement with noncontrolling shareholders of dealerships over disputes

Starting from 2019, due to disagreements with certain noncontrolling shareholders on operational matters, some noncontrolling shareholders detained the Company’s inventories in certain dealerships. Due to the uncertainty in realizing inventory held by these dealerships and prepayments made to these dealerships for future car purchases, Kaixin wrote down a significant amount of inventory and prepayments in 2019. The Company has had ongoing negotiations with these noncontrolling shareholders and the Company has reached settlement agreements with some of these noncontrolling shareholders in the second half of 2021.

The following is a summary of the key terms of the settlement agreements which we entered into with certain noncontrolling shareholders. We may depart from these terms from time to time based on local conditions, counterparty’s demands, or other reasons.

Amendments to Used Car Agency Services Agreement. Pursuant to the agreement among Anhui Xin Jieying, the relevant Dealership and the noncontrolling shareholders of such Dealership:

●          The noncontrolling shareholders agree to repay a settlement amount in the form of inventory and/or repayment of prepayment to Anhui Xin Jieying based on a set schedule.

Amendments to Equity Purchase Agreement. Pursuant to the agreement among Anhui Xin Jieying and the noncontrolling shareholders of relevant Dealership:

●          Anhui Xin Jieying commits to furnish the noncontrolling shareholders a certain number of the Company’s ordinary shares following a schedule tied to the noncontrolling shareholders’ performance of settlement payment duties as specified in the Amendments to Used Car Agency Services Agreement.

●          The number of the Company’s ordinary shares include shares in the First Payment and Subsequent Payments as specified in the Equity Purchase Agreement, plus certain extra bonus shares.

●          Financial Leasing Settlement Agreement. Pursuant to the agreement among Shanghai Renren Financial Leasing Co, Ltd. and the noncontrolling shareholders of relevant Dealership:

●          The noncontrolling shareholders agree to repay Shanghai Renren Financial Leasing Co, Ltd. the outstanding balance of financial leasing payables following a schedule tie to the controlling shareholders’ receipts of settlement shares as specified in the Amendments to Equity Purchase Agreement.

Sales and Marketing

Automobile Sales

We believe that our customer base is similar to the overall market for premium automobiles. To date, the growth of our automobile sales business has primarily been through customer referrals. We also believe that our strong customer focus ensures customer loyalty which will drive both repeat purchases and referrals. Our sales are primarily made in-store, but we have invested heavily in online sales channels, including through the Kaixin app and web interfaces. We believe that this is a key advantage over our competitors, whether traditional dealers, who do not have a strong online presence, or online-only competitors, who lack the offline infrastructure and in-store experiences that we are able to provide.

Marketing and Brand Promotion

We believe that brand recognition is important to our ability to attract users. We co-brand our Dealerships, many of which have an established local brand, to associate their existing brands with the Kaixin brand. “Kaixin” means “happiness” in Chinese and has had strong impact and positive responses in other applications. By empowering our Dealerships with this highly recognizable brand name, we aim to help them gain further credibility and trustworthiness.

To date, user recognition of our Kaixin brand has primarily grown organically and by referrals, and we have built our brand with modest marketing and brand promotion expenditures. To encourage such organic growth, we focus on continuously improving the quality of our services, as we believe that satisfied customers and their friends are more likely to recommend our services to others. In addition, we work with Dealerships on marketing initiatives to further leverage our brand value. Our Dealerships also engage in certain other promotional activities, including placement of local radio ads.

We anticipate that our future sales and marketing expenses will consist primarily of performance-based advertising, with the focus of driving traffic that will translate into customer purchases. We expect that these advertisements will generally fall into three areas: vertical automotive media, selected online channels and selected offline channels. In addition to paid channels, we intend to attract new customers through enhancing our media and public relations efforts, including organic marketing to enhance its reputation. Although we may have to expand our promotions from time to time, especially when we launch new services or products, we expect that our marketing expenses for these promotions will be relatively small when compared to those of our principal competitors.

Customer Services

Each of our Dealerships has a team of customer support specialists who provide assistance to the customers. Our specialists are available to assist customers with questions that arise throughout the car purchase process. These specialists are available via online chat or telephone and help our customers to navigate the website, answer specific questions and assist in loan applications. We take a consultative approach with customers, offering live support and acting as a trusted partner to guide them through each phase of the purchase lifecycle. We are committed to providing customers with a high-quality transaction experience. The effectiveness of our Kaixin model is reflected in our strong customer referrals. We focus on developing our customer support specialists and providing them with the information and resources that they need to offer exceptional customer services.

Competition

The PRC automobile marketplace is highly fragmented. We primarily compete on the basis of our deep understanding of consumers’ needs and offering of numerous product choices from our substantial inventory.

Research and Development

Our intellectual property includes trademarks and trademark applications related to our brands and services, copyrights in software, trade secrets, patent applications and other intellectual property rights and licenses. We seek to protect our intellectual property assets and brand through a combination of monitoring and enforcement of trademark, patent, copyright and trade secret protection laws in the PRC and other jurisdictions, as well as through confidentiality agreements and procedures.

In March 2018, Moatable transferred to us the kaixin.com domain name and, in May 2018, an affiliate of Moatable granted us an exclusive license to use its “Kaixin” brand. Further, we have successfully registered our brand name “开心汽车” which translates to “Kaixin Auto” in class 35 for services including promotion for others, purchase for others, providing online markets for sellers and purchasers of goods and services, marketing, etc., which is crucial to our business. However, trademark registrations in other categories related but less crucial to our business, including automobile maintenance, have not been obtained by us or an affiliate of Moatable. Therefore, for such business, we are unable to prevent any third party from using the Kaixin brand for business that is the same or similar to ours. As China has adopted a “first-to-file” trademark registration system and there are trademarks similar to our brand which have been registered in those categories that are related to our business, we may not be able to successfully register our brand and may be exposed to risk of infringement with respect to third party trademark rights. For further details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — We may be unable to prevent others from unauthorized use of its intellectual property, which could harm its business and competitive position.”

Seasonality

Our automobile sales business is affected by seasonality in automobile sales, which tends to affect dealers’ needs for financing for new inventory. Automobile sales tend to be lower in the first quarter of each year than in the other three quarters due to the effect of the Chinese New Year holiday. As our auto sales business is still growing rapidly, seasonality may be less evident than it otherwise would be, and as the business continues to evolve, the nature of seasonality may change.

Summary of Risk Factors

Investing in our ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our ordinary shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F.

Risks Related to the Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	We have a history of losses and negative cash flows from operating activities, and we may not achieve or maintain profitability in the future;

●	We have a limited operating history in the automobile sales business. Our historical financial and operating performance may not be indicative of, or comparable to, its future prospects and results of operations;

●	Our subsidiaries and Dealerships conduct various aspects of our business, and we face risks associated with our Dealerships, their employees and other personnel;

●	Our subsidiaries and us may not be able to successfully expand or maintain our network of Dealerships;

Our Dealerships conduct various aspects of our business, and we face risks associated with our Dealerships, their employees and other personnel.

●	Any difficulties in identifying, consummating and integrating acquisitions, investments or alliances may expose us to potential risks and have an adverse effect on our business, results of operations or financial condition;

●	Our success depends upon the continued contributions of our sales representatives; and

●	We may need additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, and financing may not be available on terms acceptable to us, or at all.

For more detailed discussions of these risks, see “Item 3. Key Information — D. Risk Factors—Risks Related to Our Business and Industry” on page 11 of our annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 7, 2026.

Risks Related to Our Corporate Structure

Risks and uncertainties relating to our corporate structure include, but are not limited to, the following:

●	Investing in our securities is highly speculative and involves a significant degree of risk as we are a holding company incorporated in the Cayman Islands and historically operate our business through VIE structure. To the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company or its subsidiaries by the PRC government to transfer cash or assets.

●	Our adjustment of corporate structure and business operations and the termination of contractual arrangements with the VIEs may not be liability-free.

For more detailed discussions of these risks, see page 25 of our annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 7, 2026.

Risks Related to Doing Business in China

We, our subsidiaries and the PRC operating entities are also subject to risks and uncertainties relating to doing business in China in general, including, but are not limited to, the following:

●	The Chinese government may exert substantial influence over the manner in which we must conduct our business activities. We are required to file with the CSRC within 3 working days after the subsequent securities offering is completed and we might face warnings or fines if we fail to fulfill related filing procedure. We may become subject to more stringent requirements with respect to matters including cross-border investigation and enforcement of legal claims.

●	Recent regulatory initiatives implemented by the PRC competent government authorities on cyberspace data security may have introduced uncertainty in our business operations and compliance status, which could result in materially adverse impact on our business, results of operations and our listing on Nasdaq.

●	It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within China.

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations. The PRC government has significant authority in regulating our operations and may influence or intervene in our operations at any time. Actions by the PRC government to exert more control over offerings conducted overseas by, and foreign investment in, China-based issuers could result in a material change in our operations, and significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. In such events, our securities could decline in value or become worthless.

●	If the PCAOB is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our shares. A trading prohibition for our shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors, if any, would deprive our investors of the benefits of such inspections.

●	Uncertainties with respect to the interpretation and enforcement of PRC laws, rules and regulations and the fact that rules and regulations in mainland China can change quickly with little advance notice could adversely affect us. Such uncertainties could limit the legal protections available to you and us, hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities, result in a material adverse change to our business operations, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless;

For more detailed discussions of these risks, see “Risk Factors—Risks Related to Doing Business in China” of this prospectus and page 26 of our annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 7, 2026.

Risks Related to our Ordinary Shares

In addition to the risks and uncertainties described above, we are subject to risks relating to our ordinary shares, including, but not limited to, the following:

●	The market price movement of our ordinary shares may be volatile.

●	The sale or availability for sale of substantial amounts of our ordinary shares could adversely affect their market price.

●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our ordinary shares, the market price for our ordinary shares and trading volume could decline.

●	We may need additional capital, and the sale of additional ordinary shares or other equity securities could result in the additional dilution to our shareholders, while the incurrence of debt may impose restrictions on our operations.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

●	If we cannot continue to satisfy the continued listing requirements and other rules of the Nasdaq Stock Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

For more detailed discussions of these risks, see “Item 3. Key Information — D. Risk Factors—Risks Related to our Ordinary Shares” on page 41 of our annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 7, 2026.

Permissions Required from the PRC Authorities for Our Operations

We conduct our business through our subsidiaries in China. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus, our Company and our subsidiaries have not been involved in any investigations or review initiated by any PRC regulatory authority, not has any of them received any inquiry, notice or sanction for our operations or our issuance of securities to investors. Nevertheless, the SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires us and our subsidiaries to obtain permissions from PRC regulatory authorities to conduct business operations in China.

In addition, as of the date of this prospectus, except for business license, foreign investment information report to the commerce administrative authority and foreign exchange registration or filing, our consolidated affiliated Chinese entities do not have to obtain any requisite licenses and permits from the PRC government authorities that are material for the business operations of our holding company and our subsidiaries in China. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by government authorities, we may be required to obtain certain licenses, permits, filings or approvals for the functions and services that we provided in the future.

Corporate Information

Our principal executive offices are located at Complex Building Room 211,18 Dong Quan Avenue, Luoyang Town, Taishun County, Wenzhou, Zhejiang Province, People’s Republic of China Our telephone number at this address is +86 10 6720 4948. Our registered office is situated at the office of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our agent for service of process in the United States is Registrants Global LLC, located at 715 Todville Road, Unit A, Seabrook, Texas 77586.

Investors should submit any inquiries to the address or through the telephone number of our principal executive offices. Our main website is http://ir.kaixin.com. The information contained on our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” below, in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2025, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, under the Exchange Act that are incorporated herein by reference into, this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus (as may be detailed in a prospectus supplement) up to a total dollar amount of US$296,000,000 in one or more offerings. The selling securityholders may sell from time to time pursuant to this prospectus up to an aggregate of 43,415,633 Ordinary Shares in this registration statement (including 199,572 Ordinary Shares, 2,000,000 Ordinary Shares issuable upon the conversion of 2,000 convertible Series F Preferred Shares, 12,800,000 Ordinary Shares issuable upon the conversion of 12,800 convertible Series G Preferred Shares, 7,366,424 Ordinary Shares issuable upon the conversion of 7,366 convertible Series H Preferred Shares, 10,000,000 Ordinary Shares issuable upon the conversion of 10,000 convertible Series I Preferred Shares and 11,049,637 Ordinary Shares issuable upon the exercise of 11,049,637 warrants). The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. See “Plan of Distribution.” We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for general corporate purposes, which may include capital expenditures, working capital, and other business opportunities.

We will not receive any proceeds from the sale of any securities by the selling securityholders. The selling securityholders will receive all of the net proceeds from the sale of any securities offered by them under this prospectus. The selling securityholders will bear any underwriting discounts and commission and expenses incurred by them for brokerage, accounting, tax, legal services or any other expenses incurred by the selling securityholders in disposing of these securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our eighth amended and restated memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”) and the common law of the Cayman Islands. The following description summarizes certain terms of our shares as set out more particularly in our Articles. Because it is only a summary, it may not contain all the information that is important to you.

As of the date of this prospectus, our authorized share capital was US$22,208,165,528 divided into (a) 1,076,699,522 Class A ordinary shares of a par value of US$20.25 each, (b) 20,000,000 Class B ordinary shares of a par value of US$20.25 each, (c) 6,000 Series A convertible preferred shares of a par value of US$0.0001 each, (d) 6,000 Series D convertible preferred shares of a par value of US$0.0001 each, (e) 50,005 Series F convertible preferred shares of a par value of US$0.00005 each, (f) 50,000 Series G convertible preferred shares of a par value of US$0.00075 each, (g) 50,000 Series H convertible preferred shares of a par value of US$0.00075 each, (h) 50,000 Series I convertible preferred shares of a par value of US$0.00075 each, (i) 50,000 Series J convertible preferred shares of a par value of US$0.00075 each, and (j) 71,733 Series K convertible preferred shares of a par value of US$0.00075 each.

Our Eighth Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of our eighth amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

General. Our ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a final dividend, but no dividend shall exceed the amount recommended by our directors. Our eighth amended and restated memorandum and articles of association provide that the directors may, before recommending or declaring any dividends, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the right to receive notice of shareholders’ meetings and to attend, speak and vote at such meetings, and shall, at all times, vote together as a single class on all matters submitted to a vote for shareholders’ consent. Each Class A ordinary share is entitled to one (1) vote, and each Class B ordinary share is entitled to one thousand (1,000) votes on all matters subject to the vote at general meetings of the Company. A resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is demanded by one or more members present in person or by proxy entitled to vote and who together hold not less than one tenth of the paid-up voting share capital of the Company or by the chairman of the meeting. Votes may be given either personally or by proxy.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting and includes a unanimous written resolution. A special resolution will be required for important matters such as a change of name or making changes to our eighth amended and restated memorandum and articles of association. Holders of the ordinary shares may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our eighth amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by any director. Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present in person or by proxy, representing not less than an aggregate of one-third of all votes attaching to all of our shares in issue and entitled to vote.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our eighth amended and restated memorandum and articles of association provide that upon the requisition of shareholders representing in aggregate not less than one-fifth of the votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board of directors will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our eighth amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions contained in our eighth amended and restated articles of association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its sole discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with our company, accompanied by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

●	the shares to be transferred are free of any lien in favor of our company;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required; and

●	in case of a transfer to joint holders, the number of joint holders to whom the Shares is to be transferred does not exceed four; a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require, is paid to our company in respect thereof.

If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders (provided that no such purchase may be made contrary to the terms or manner recommended by the board of directors). Under the Companies Act, the redemption or repurchase of any shares may be paid out of our company’s profits or out of the proceeds of a new issuance of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such shares may be redeemed or repurchased (a) unless it is fully paid up; (b) if such redemption or repurchase would result in there being no shares outstanding; or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid shares for no consideration.

Variations of Rights of Shares. If at any time our share capital is divided into different classes or series of shares, the rights attaching to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, subject to our articles of association, be varied or abrogated with the consent in writing of the holders of a majority of the issued shares of that class or series or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class or series. The rights conferred upon the holders of the shares of any class or series issued with the preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking in priority thereto or pari passu therewith.

Issuance of Additional Shares. Our eighth amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our eighth amended and restated memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of the ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general rights under the Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (except for the memorandum and articles of association, any special resolutions passed by our shareholders and the register of mortgages and charges). However, we will provide our shareholders with annual audited financial statements.

Anti-Takeover Provisions. Some provisions of our eighth amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further votes or actions by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our eighth amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Changes in Capital. We may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

●	consolidate and divide all or any of the share capital into shares of a larger par value than the existing shares;

●	subdivide the existing shares, or any of them into shares of a smaller par value than is fixed by our eighth amended and restated memorandum of association (subject, nevertheless, to the Companies Act) provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

We may by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner authorized by law.

Indemnification of Directors and Officers. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our eighth amended and restated memorandum and articles of association provides that our directors and officers (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Preferred Shares

Our eighth amended and restated memorandum and articles of association provides that our board of directors may provide, out of the unissued shares, for series of preferred shares, and before any preferred shares of any such series are issued, the board of directors shall fix, among other things, the designation of such series, the number of preferred shares to constitute such series, the subscription price thereof, the dividends, if any, payable on such series, voting rights, redemption rights, conversion rights, liquidation preferences and other rights of the holders of such series.

Series A Convertible Preferred Shares

The number of shares designated as Series A Convertible Preferred Shares shall be up to 6,000. Each Series A Convertible Preferred Share shall have a par value of $0.0001 per share and a stated value equal to $1,000. Holders of our Series A Convertible Preferred Shares shall have the right to receive dividend as required by the certificate of designation of Series A Convertible Preferred Shares. Our Series A Convertible Preferred Shares have no voting rights. Each Series A Convertible Preferred Share shall be convertible, at the option of its holder, into the number of ordinary shares of the Company equal to stated value divided by conversion price, which is $3.00 subject to adjustments. No Series A Convertible Preferred Share shall be converted to ordinary shares if such conversion would result in the holder and its affiliates together owning in excess of 4.99% of the outstanding ordinary shares, after giving effect to the shares issued upon conversion. We have an option to redeem the Series A Convertible Preferred Shares by delivering a redemption notice to the holders at a price of 115% of the stated value per Series A Convertible Preferred Share. In connection with any redemption notice, we shall issue to the holders an ordinary share purchase warrant in the form of the Series a Warrant to purchase up to a number equal to 50% of the principal amount of the Series A Convertible Preferred Shares subject to such optional redemption divided by the then conversion price. As of the date of this prospectus, we have no Series A Convertible Preferred Shares issued and outstanding.

Series D Convertible Preferred Shares

The number of shares designated as Series D Convertible Preferred Shares shall be up to 6,000. Each Series D Convertible Preferred Share shall have a par value of $0.0001 per share and a stated value of $1,000. Holders of our Series D Convertible Preferred Shares shall have the right to receive dividend as required by the certificate of designation of Series D Convertible Preferred Shares. Our Series D Convertible Preferred Shares have no voting rights. Each Series D Convertible Preferred Share shall be convertible, at the option of its holder, into the number of ordinary shares of the Company equal to stated value divided by conversion price, which is $3.00 subject to customary anti-dilution adjustments. We have an option, after March 30, 2022, to redeem the Series D Convertible Preferred Shares by delivering a redemption notice to the holders at a price of 105% of the stated value per Series D Convertible Preferred Share. As of the date of this prospectus, we have 6,000 Series D Convertible Preferred Shares issued and outstanding.

Series F Convertible Preferred Shares

The number of shares designated as Series F Convertible Preferred Shares shall be up to 50,005. Each Series F Convertible Preferred Share shall have a par value of $0.00005 per share and a stated value of $1,000. Holders of our Series F Convertible Preferred Shares have no right to receive dividend. Our Series F Convertible Preferred Shares have no voting rights. Each Series F Convertible Preferred Shares shall be convertible, at the option of its holder, into the number of ordinary shares of the Company equal to stated value divided by conversion price, which is $1.00. We have an option, after January 1, 2023, to redeem the Series F Convertible Preferred Shares by delivering a redemption notice to the holders at a price of 105% of the stated value per Series F Convertible Preferred Share. As of the date of this prospectus, we have 42,500 Series F Convertible Preferred Shares issued and outstanding.

Series G Convertible Preferred Shares

The number of shares designated as Series G Convertible Preferred Shares shall be up to 50,000. Each Series G Convertible Preferred Share shall have a par value of $ 0.00075 per share and a stated value of $1,000. Holders of our Series G Convertible Preferred Shares have no right to receive dividend. Our Series G Convertible Preferred Shares have no voting rights. Each Series G Convertible Preferred Shares shall be convertible, at the option of its holder, into the number of ordinary shares of the Company equal to stated value divided by conversion price, which is $1.00. As of the date of this prospectus, we have 12,800 Series G Convertible Preferred Shares issued and outstanding.

Series H Convertible Preferred Shares

The number of shares designated as Series H Convertible Preferred Shares shall be up to 50,000. Each Series H Convertible Preferred Share shall have a par value of $ 0.00075 per share and a stated value of $1,000. Holders of our Series H Convertible Preferred Shares have no right to receive dividend. Our Series H Convertible Preferred Shares have no voting rights. Each Series H Convertible Preferred Shares shall be convertible, at the option of its holder, into the number of ordinary shares of the Company equal to stated value divided by conversion price, which is $1.00. As of the date of this prospectus, we have 7,366 Series H Convertible Preferred Shares issued and outstanding.

Series I Convertible Preferred Shares

The number of shares designated as Series I Convertible Preferred Shares shall be up to 50,000. Each Series I Convertible Preferred Share shall have a par value of $ 0.00075 per share and a stated value of $1,000. Holders of our Series I Convertible Preferred Shares have no right to receive dividend. Our Series I Convertible Preferred Shares have no voting rights. Each Series I Convertible Preferred Shares shall be convertible, at the option of its holder, into the number of ordinary shares of the Company equal to stated value divided by conversion price, which is $1.00. As of the date of this prospectus, we have 10,000 Series I Convertible Preferred Shares issued and outstanding.

Series J Convertible Preferred Shares

The number of shares designated as Series J Convertible Preferred Shares shall be up to 50,000. Each Series J Convertible Preferred Share shall have a par value of $ 0.00075 per share and a stated value of $1,000. Holders of our Series J Convertible Preferred Shares have no right to receive dividend. Our Series J Convertible Preferred Shares have no voting rights. As of the date of this prospectus, we have no Series J Convertible Preferred Shares issued and outstanding.

Series K Convertible Preferred Shares

The number of shares designated as Series K Convertible Preferred Shares shall be up to 71,733. Each Series K Convertible Preferred Share shall have a par value of $ 0.00075 per share and a stated value of $1,000. Holders of our Series K Convertible Preferred Shares have no right to receive dividend. Our Series K Convertible Preferred Shares have no voting rights. As of the date of this prospectus, we have no Series K Convertible Preferred Shares issued and outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares in the United States is Transhare Corporation, with a mailing address of 17755 North US Highway 19 Suite 140, Clearwater, Fl 33764.

Listing

Our class A ordinary shares are listed on Nasdaq under the symbol “KXIN”.

DESCRIPTION OF ORDINARY SHARES

We may issue our ordinary shares either alone or underlying other securities convertible into or exercisable or exchangeable for our ordinary shares.

Holders of our Ordinary Shares are entitled to certain rights and subject to certain conditions as set forth in our eighth amended and restated memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF OUR PREFERRED SHARES

Our board of directors has the authority, without action by our shareholders, to issue preferred shares in one or more series out of our authorized but unissued share capital. Our board of directors may establish the number of shares to be included in each such series and may set the designations, preferences, powers and other rights of a series of preferred shares. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of Kaixin Holdings. The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

Holders of our preferred shares are entitled to certain rights and subject to certain conditions as set forth in our eighth amended and restated memorandum and articles of association and the certificate of designation authorized by the board of directors. See “Description of Share Capital.”

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into our ordinary shares or preferred shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Outstanding Warrants

As of the date of this prospectus, we have 15,264,333 warrants outstanding, which consist of 375,000 warrants included in units issued to E&A Callet Investment Limited (“E&A Callet”), 263,863 warrants held by Shareholder Value Fund, the sponsor of the initial public offering of CM Seven Star, underlying the units sold to Shareholder Value Fund through a private placement, 1,532,500 Series A Convertible Warrants, 2,043,333 Series C Convertible Warrants, and 11,049,637 Series H Convertible Warrants.

Series A Convertible Warrants

As of the date of this prospectus, there are 1,532,500 Series A Convertible Warrants outstanding, expiring on December 29, 2027, each exercisable to purchase one ordinary share at a price of $3.00 per full share, subject to adjustments. We will not issue fractional shares.

The following is a brief summary of certain terms and conditions of the Series A Convertible Warrants and is subject in all respect to the provisions contained in the Series A Convertible Warrants and the Securities Purchase Agreement entered into by and between our Company and KX Venturas 4 LLC, dated December 28, 2020 (the “Securities Purchase Agreement”).

Term. The Series A Convertible Warrants are exercisable on the date of issuance and will expire on the seventh anniversary of the date of issuance.

Exercisability. The Series A Convertible Warrants are exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of ordinary shares purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of ordinary shares issuable upon exercise of the Series A Convertible Warrants is subject to adjustments in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the ordinary shares. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Series A Convertible Warrant, the Series A Convertible Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of ordinary shares then issuable upon exercise in full of the Series A Convertible Warrants.

Exercise Price. The exercise price of the Series A Convertible Warrants is $3.00 per full ordinary share. The exercise price is subject to anti-dilution adjustments. For instance, in the event that we conduct subsequent equity sales at an effective price less than the exercise price then in effect, then at the consummation of the sales the exercise price shall be reduced to equal to the effective price. The exercise price is also subject to adjustments in the event of a fundamental transaction including a merger, consolidation, sale of substantially all of our assets, or other similar transaction. Subject to limited exceptions, the holder of Series A Convertible Warrants will not have the right to exercise any portion of the Series A Convertible Warrants to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.9% of the number of ordinary shares outstanding immediately after giving effect to its exercise. The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the Series A Convertible Warrants, provided that in no event shall the limitation exceed 9.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise of the Series A Convertible Warrants.

Cashless Exercise. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the ordinary shares issuable upon exercise of the Series A Convertible Warrants, the holder shall have the right to exercise the Series A Convertible Warrants solely via a cashless exercise feature provided for in the Series A Convertible Warrants, until such time as there is an effective registration statement and current prospectus. Upon a cashless exercise, the holder would be entitled to receive a number of ordinary shares in accordance with certain formula set forth in the Series A Convertible Warrants.

Delivery of ordinary shares. We shall deliver the ordinary shares underlying the Series A Convertible Warrants to the holder exercising such warrants no later than the earlier of (i) two trading days following the exercise date, or (ii) one trading day after delivery of the payment of exercise price by the holder to us.

No Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of the Series A Convertible Warrants, and the number of the Series A Convertible Warrants will be rounded to the nearest whole number.

Transferability. Subject to applicable laws and restrictions, the holder may transfer, in whole or in part, the Series A Convertible Warrants upon surrender of the Series A Convertible Warrants to us with a completed and signed assignment in the form attached to the Series A Convertible Warrants.

Authorized Shares. During the period the Series A Convertible Warrants are outstanding, we will reserve from our authorized and unissued ordinary shares a sufficient number of shares to provide for the issuance of ordinary shares underlying the Series A Convertible Warrants upon exercise.

Fundamental Transactions. In the event of any fundamental transaction, generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, reclassification of our ordinary shares or the consummation of a transaction whereby more than 50% of our outstanding voting power, then the holder shall have the right to receive for each ordinary share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of ordinary shares of the successor or acquiring corporation and any additional consideration receivable upon or as a result of such transaction by a holder of the number of ordinary shares for which the Series A Convertible Warrants is exercisable immediately prior to such event.

Waivers and Amendments. Any term of the Series A Convertible Warrants issued may be amended or waived with the written consent of us and the holder of the Series A Convertible Warrants.

Series C Convertible Warrants

As of the date of this prospectus, we have 2,043,333 Series C Convertible Warrants outstanding, expiring on June 29, 2028, each exercisable to purchase one ordinary share at a price of $3.00 per full share, subject to adjustments. We will not issue fractional shares.

The exercisability of our Series C Convertible Warrants shall vest ratably from time to time in proportion to the holder’s exercise of the Series B Convertible Warrants as compared with all Series B Convertible Warrants issued to the holder, subject to the vesting schedule in the Series C Convertible Warrants.

Other than the vesting requirement and the expiration date, our Series C Convertible Warrants have the same terms and conditions as our Series A Convertible Warrants.

Series H Convertible Warrants

As of the date of this prospectus, we have 11,049,637 Series H Convertible Warrants outstanding, expiring on May 15, 2026, each exercisable to purchase one ordinary share at a price of $1.00 per full share, subject to adjustments. We will not issue fractional shares.

Other than the expiration date and exercise price, our Series H Convertible Warrants have the same terms and conditions as our Series A Convertible Warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of American Depositary Shares,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

SELLING SECURITYHOLDERS

This prospectus covers the public resale of our securities owned by the selling securityholders named below. Such selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the ordinary shares and/or warrants owned by them. The selling securityholders, however, make no representations that the ordinary shares or warrants will be offered for sale. The table below presents information regarding the selling securityholders and the ordinary shares and/or warrants that each may offer and sell from time to time under this prospectus.

The following table sets forth:

●	the name of each selling securityholder;

●	the number of securities beneficially owned by each selling securityholder prior to the sale of the securities covered by this prospectus;

●	the number of securities that may be offered by each selling securityholder pursuant to this prospectus;

●	the number of securities to be beneficially owned by each selling securityholder following the sale of any securities covered by this prospectus; and

●	the percentage of each type of securities to be owned by each selling securityholder before and after the sale of the securities covered by this prospectus.

All information with respect to ownership of the selling securityholders’ shares has been furnished by or on behalf of the selling securityholders and, unless otherwise indicated, is as of June 12, 2026. Based on information supplied by the selling securityholders, we believe that, except as may otherwise be indicated in the footnotes to the table below, the selling securityholders have sole voting and dispositive power with respect to the securities reported as beneficially owned by them.

Because the selling securityholders may sell, transfer or otherwise dispose of all, some or none of the securities covered by this prospectus, we cannot determine the number of such securities that will be sold, transferred or otherwise disposed of by the selling securityholders, or the amount or percentage of securities that will be held by the selling securityholders upon termination of any particular offering or sale, if any. The selling securityholders make no representations, however, that they will sell, transfer or otherwise dispose any securities in any particular offering or sale. In addition, the selling securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. Solely for purposes of the requirements applicable to the registration statement of which this prospectus forms a part, the following table assumes that the selling securityholders will sell all of the securities owned beneficially by them that are covered by this prospectus, but will not sell any other securities that they presently own.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Securities Beneficially Owned prior to this Offering		Securities Being Registered for Resale	Securities Beneficially Owned after this Offering
Name of Selling Securityholder	Ordinary Shares on an as converted basis	Percentage (1)	Ordinary Shares on an as converted basis	Ordinary Shares on an as converted basis	Percentage (1)
AutoA2A, LTD (2)	15,000,010	74.9%	15,000,010	—	—

Kaihui Consulting, Ltd (3)	99	*	99	—	—
Morning Star EV Inc. (4)	149	*	149	—	—
Shangyue Limited (5)	12,800,000	63.9%	12,800,000	—	—

* Less than 0.1% of our total outstanding ordinary shares.

(1)	Based on 20,033,884 ordinary shares of the Company issued and outstanding as of June 15, 2026.

(2)	Represents 15,000,010 Ordinary Shares held by AutoA2A, LTD, a company incorporated in the British Virgin Islands and is controlled by Ping Wang. The registered address of AutoA2A, LTD is 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands.

(3)	Represent 99 Ordinary Shares held by Kaihui Consulting, Ltd, a company incorporated in the British Virgin Islands and is controlled by Yuxiang Yang. The registered address of Kaihui Consulting, Ltd is 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands.

(4)	Represents 149 ordinary shares held by Morning Star EV Inc., a company incorporated in the British Virgin Islands and is controlled by Lei Gu. The registered address of MORNING STAR EV INC. is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(5)	Represents 12,800,000 Ordinary Shares issuable upon conversion of 12,800 Series G Convertible Preferred Shares of the Company held by Shangyue Limited, a company incorporated in the British Virgin Islands and is controlled by Tao Feng. The registered address of Shangyue Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

The selling securityholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the securities offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

Additional selling securityholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling securityholders will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its securities from holders named in this prospectus after the effective date of this prospectus.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our annual report on Form 20-F for the fiscal year ended December 31, 2025, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$	1,019.27
Financial Industry Regulatory Authority fees	US$	*
Legal fees and expenses	US$	*
Accounting fees and expenses	US$	*
Printing and postage expenses	US$	*
Miscellaneous expenses	US$	*
Total	US$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our annual report on Form 20-F for the fiscal year ended December 31, 2025, in our reports of foreign private issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2025.

LEGAL MATTERS

We are being represented by Han Kun Law Offices with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Legal matters as to PRC law will be passed upon for us by Dong Fang Law Offices. Han Kun Law Offices may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Dong Fang Law Offices with respect to matters governed by PRC law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Kaixin Holdings and its subsidiaries as of December 31, 2023 and 2024 and for each of the three years in the period ended December 31, 2025 incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2025, have been so incorporated by reference in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

The office of Onestop Assurance PAC is located in Singapore.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our current report on Form 6-K filed with the SEC on April 10, 2026;

(2)	our annual report on Form 20-F (File No. 001-38261) for the fiscal year ended December 31, 2025 filed with the SEC on April 7, 2026;

(3)	the description of our ordinary shares contained in our registration statements on Form S-8, filed with the SEC on November 5, 2025 (File No. 333-291281), which incorporates by reference the description of the Registrant’s ordinary shares set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-220510), as amended, originally filed with the SEC on September 18, 2017, including any amendments or reports filed for the purpose of updating such description, and any amendment or report filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on April 7, 2026 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

KAIXIN HOLDINGS

Complex Building Room 211

18 Dong Quan Avenue

Luoyang Town, Taishun County

Wenzhou, Zhejiang Province

People’s Republic of China

+86 (10) 6720 4948

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands, as an exempted company, in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated.

All of our operations are conducted outside the United States, and all of our assets are located outside the United States. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. Except for our chief financial officer and director, Ms. Yi Yang, who is a U.S. citizen, all other officers and directors are PRC nationals. All of our officers and directors reside within China, namely, our chairman and chief executive officer, Mr. Mingjun Lin, and our directors Mr. Deqiang Chen, Mr. Xiaolei Gu, and Mr. Xiaoning Wu. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Registrants Global LLC as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us or our directors or officers judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) entertain original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes upon the judgment debtor an obligation to pay a liquidated sum for which the judgment has been given, (c) final, (d) must not be in respect of taxes or a fine or penalty, and was not obtained in a manner, and is not of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Dong Fang Law Offices, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China, would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been advised by our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of U.S. courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the U.S. federal and state securities laws or Cayman Island laws. Dong Fang Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our eighth amended and restated memorandum and articles of association provides that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s own dishonesty, willful default, or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities, or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses, or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

In addition, we have entered into an indemnification agreement with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Item 9. Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

Item 10	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Description of Document

1.1*	Form of Placement Agency Agreement

4.1 †	Registrant’s Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to our registration statement on Form S-1 (File No. 333-220510), as amended, initially filed with the SEC on September 18, 2017)

4.2†	Securities Purchase Agreement, dated August 6, 2025, between Kaixin Holdings and Discover Flux Ltd (incorporated by reference to Exhibit 99.3 to our current report on Form 6-K (File No. 001-38261) filed with the SEC on September 12, 2025)

4.3†	Securities Purchase Agreement, dated February 22, 2024, between Kaixin Auto Holdings and Shangyue Limited (incorporated by reference to Exhibit 99.1 to our current report on Form 6-K (File No. 001-38261) filed with the SEC on February 29, 2024)

4.4†	Securities Purchase Agreement, dated May 15, 2024, between Kaixin Holdings and AutoA2A, Ltd (incorporated by reference to Exhibit 4.54 to our current report on Form 20-F (File No. 001-38261) filed with the SEC on March 31, 2025)

4.5†	Kaixin Holdings Ordinary Shares Purchase Warrant Agreement, dated May 15, 2024, between Kaixin Holdings and AutoA2A, Ltd (incorporated by reference to Exhibit 4.56 to our current report on Form 20-F (File No. 001-38261) filed with the SEC on March 31, 2025)

4.6*	Form of Preferred Shares

4.7*	Form of Debt Security

4.8*	Form of Warrant Agreement and Warrant Certificate

4.9*	Form of Unit Agreement and Unit Certificate

4.10†	Form of Indenture

5.1**	Opinion of Maples and Calder (Hong Kong) LLP

23.1**	Consent of Onestop Assurance PAC

23.3**	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on signature page)

107†	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Filed herewith.

†	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on June 17, 2026.

Kaixin Holdings

By:	/s/ Yi Yang
	Name:	Yi Yang
	Title:	Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on June 17, 2026 in the capacities indicated.

Name	Title

/s/ Mingjun Lin	Chief Executive Officer and Director
Mingjun Lin	(Principal Executive Officer)

/s/ Yi Yang	Chief Financial Officer and Director
Yi Yang	(Principal Financial Officer)

/s/ Xiaolei Gu
Xiaolei Gu	Director

/s/ Deqiang Chen
Deqiang Chen	Independent Director

/s/ Xiaoning Wu
Xiaoning Wu	Independent Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Kaixin Auto Holdings, has signed this registration statement thereto in New York, NY on June 17, 2026.

Registrants Global LLC
Authorized U.S. Representative

By:	/s/ Anne Jackson
Name:	Anne Jackson
Title:	Vice President on behalf of Registrants Global LLC

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